Certified True Copy

Chin Yui Chung
Authorised representative of
NOBLEHOUSE CORPORATE SERVICES LTD
Corporate Resident Secretary

LOFSA
LABUAN OFFSHORE FINANCIAL SERVICES AUTHORITY

LABUAN OFFSHORE FINANCIAL SERVICES AUTHORITY

FORM 7

OFFSHORE COMPANIES ACT 1990

Company No.
LL04282

Section 15 (5)

CERTIFICATE OF INCORPORATION
OF OFFSHORE COMPANY

This is to certify that

FLEXTRONICS INDUSTRIES MARKETING (L) LTD.

is incorporated under the *Offshore Companies Act 1990* on and from the 9th day of June, 2004 and that the company is a company limited by shares.

Given under my hand and seal this 9th day of June, 2004.

(MOHAMAD AKBAL BIN MOHD YUNOS)
for DIRECTOR GENERAL
LOFSA
FEDERAL TERRITORY OF
LABUAN, MALAYSIA

(LABUAN INTERNATIONAL OFFSHORE FINANCIAL CENTRE)